UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200
La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with its initial public offering (“IPO”), Viking Therapeutics, Inc. (“Viking”) granted to the underwriters a customary 30-day overallotment option to purchase up to 450,000 additional shares of Viking common (the “Option”). The Option was exercised in full, and on May 28, 2015 Viking delivered to Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) and its wholly-owned subsidiary Metabasis Therapeutics, Inc. (“Metabasis”) an aggregate 228,105 shares of Viking common stock as additional consideration pursuant to the terms of the Master License Agreement, dated May 21, 2014 (the “Master License Agreement”) by and between the Company, Metabasis and Viking.

As a result of this additional consideration, the holders of Ligand’s “General” contingent value rights (“General CVRs”) (OTCQB: LGNYZ) are entitled to receive an aggregate of $158,992 (in addition to previously-reported amounts), distributed pro rata (i.e., approximately $0.0045 cash for each of the 35,147,294 General CVRs) on January 1, 2016 to the holders as of December 28, 2015 of the General CVRs.

Additionally, the holders of Ligand’s “TR Beta” contingent value rights (“TR Beta CVRs”) (OTC Pink: LGNZZ) are entitled to receive an aggregate of $77,873 (in addition to previously-reported amounts), distributed pro rata (i.e., approximately $0.0022 cash for each of the 35,147,294 TR Beta CVRs) on January 1, 2016 to the holders as of December 28, 2015 of the TR Beta CVRs.

The General CVRs and the TR Beta CVRs were both issued at the time of Ligand’s Metabasis acquisition.

Item 7.01. Regulation FD.

As previously reported, Ligand acquired shares of common stock of Viking in connection with the closing of Viking’s IPO on May 4, 2015.

Today, the Company provides a summary of the expected material accounting impact of the Viking IPO on the Company’s financial statements.

The Company expects that its condensed consolidated statement of operations for the second quarter of 2015 will include approximately $28.2 million of non-operating income as “Gain on deconsolidation” primarily related to the equity milestone payment received from Viking upon the close of its IPO. This non-operating income will increase the diluted net income per share, calculated according to generally accepted accounting principles (“GAAP”), as well as the Company’s non-GAAP adjusted earnings per share (“Adjusted EPS”) for the 2015 second quarter and full fiscal year. Adjusted EPS excludes changes in contingent liabilities, mark-to-market adjustment for amounts owed to licensors, non-cash stock-based compensation expense, non-cash debt related costs, and equity in net losses from Viking. For additional information on Adjusted EPS, see the Company’s first quarter earnings release, dated May 11, 2015.

In connection with the pricing of the Viking IPO, the Company purchased 1,125,000 shares of Viking common stock (the “Viking Shares”) for an aggregate price of $9.0 million at the price offered to the public. In addition, pursuant to the Master License Agreement, the Company received 3,427,859 shares of Viking common stock on the closing date of the Viking IPO. Additionally, on May 28, 2015, the Company received an additional 228,105 shares as an adjustment pursuant to the terms of the Master License Agreement as a result of the underwriters exercising the Option. The Company will record the fair value of the Viking Shares, as of May 28, 2015, on its condensed consolidated balance sheet under the line item “Restricted cash and investments” at $34.9 million. The Company discounted the fair value of the Viking Shares due to transfer restrictions applicable to the Company as an affiliate of Viking pursuant to Rule 144 under the Securities Act of 1933, as amended; after applying this discount, the “Gain on deconsolidation” will be $28.2 million, as mentioned above.

Based on the information provided by Viking as of the closing of the shares subject to the Option, the Company owns approximately 48.7% of Viking’s outstanding stock. The Company expects to report its proportion of the losses or gains on the Viking Shares (based on actual holdings) as “(Loss) gain on investment in Viking” on its condensed consolidated statement of operations. This will be a non-cash provision for any losses or gains, and the amounts will be excluded from the Company’s Adjusted EPS.

As a result of the Viking IPO, the Company will deconsolidate Viking from its condensed consolidated financial statements. The convertible note issued by Viking to Ligand pursuant to the Loan and Security Agreement, dated May 21, 2014, by and between the Company and Viking, will be recorded at fair value of approximately $5.5 million upon deconsolidation and will be adjusted quarterly to reflect changes in the fair value.

On June 2, 2015, the Company issued a press release announcing the expected material accounting impact of the Viking IPO. A copy of this press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this report. These forward-looking statements include comments regarding the expected accounting impact of the Viking transaction, including the expected impacts on earnings and the balance sheet as well as the expected accounting methodology going forward, and expected payments to the holders of the General CVRs and the TR Beta CVRs. Actual events or results may differ from the Company’s expectations. For example, there can be no assurance that the Company’s financial results will be based on the expected methodology, reflect the expected impact or meet guidance. The failure to meet expectations with respect to any of the foregoing matters may reduce the Company’s stock price. Additional information concerning these and other important risk factors affecting the Company (including the Company’s current reliance on revenues based on sales of Promacta® and Kyprolis®, and various risks to which the Company’s Captisol® cyclodextrin operations are subject) can be found in the Company’s prior press releases available at www.ligand.com as well as in the Company’s public periodic filings with the Securities and Exchange Commission available at www.sec.gov. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this report, other than as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated June 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 2, 2015	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 2, 2015.